Coda Octopus Group Inc. Names Michael Midgley Chief Financial Officer

ORLANDO, FL, December 12, 2017 – Coda Octopus Group, Inc. (CODA) (Nasdaq:CODA) announced that its Board of Directors has appointed Michael Midgley as the Group’s Chief Financial Officer. Mr. Midgley has served as the Company’s Acting CFO since 2013, and has been with the Coda Octopus Group for nearly ten years. In addition to his responsibilities as CFO, Mr. Midgley will continue to serve as Chief Executive Officer of the Company’s wholly owned subsidiary, Coda Octopus Colmek, Inc., based in Murray, Utah, a position he has held since 2010.

Mr. Midgley’s 42-year career spans business, accounting and finance in myriad industries. He is an expert in data mapping and conversion to JD Edwards World General Accounting software, and has garnered a successful career track record with complex financial reporting procedures, payroll, audit duties, tax and benefit management.

Annmarie Gayle, Chairman of the Board and Group CEO, commented: “On behalf of my fellow directors, I am very pleased to announce Mike’s appointment as the Group’s Chief Financial Officer. Mike is a tremendous asset and has been a key player in the Group since 2008. His contributions to the progress of the Group have been significant. We look forward to his continued contributions as we move into our next growth stage for both Colmek and Coda Octopus Group in the 2018 calendar year.”

“I am very pleased to be appointed as the Company’s Chief Financial Officer, and have enjoyed serving as the Acting CFO during the past four years. With the recent resumption of SEC Reporting and our listing on Nasdaq, the Group is now well positioned to take the Company to the next level of performance. I look forward to continuing our financial progress,” said Mr. Midgley.

Prior to joining Coda Octopus Group, Mr. Midgley had his own CPA practice based in Salt Lake City, specializing in SEC and Tax practice areas, as well as working for a regional accounting firm. Additionally, from 1995-2008, he served as a software installation consultant, and was an integral part of a JD Edwards system installation for a retail store and warehouse distribution operation. Mr. Midgley served as President and CFO of Covol Technologies, Inc., 1991-1995. During his tenure he structured and completed $10 million in equity offerings for the development of that company’s technology; developed and implemented a new cost accounting system for four subsidiaries and the parent, and successfully completed a company turnaround. Mr. Midgley served as CFO of Human Affairs Inc., 1986-1991, and was an integral part of the acquisition team when the corporation was acquired by Aetna Life and Casualty. While CFO, that company grew from $5 million to $50 million in gross revenues, while department personnel increased from two to 25. Additionally, he served as Account Executive for all military business, and managed all 65 employees working on military contracts. Further, Mr. Midgley interfaced with the Department of Defense to develop and staff a substance abuse treatment program for military dependents in Europe and Panama.

Mr. Midgley is a qualified Certified Public Accountant in the state of Utah, and attended the University of Utah.

The Company’s reports are available at www.nasdaq.com/symbol/coda/sec-filings

About Coda Octopus Group, Inc.

Originally founded in 1994 as Coda Technologies, the Coda Octopus Group’s patented real-time 3D subsea sonar technology, Echoscope®, enables real-time 3D imaging and mapping in zero visibility conditions underwater, and is used globally in numerous applications including defense, marine construction, oil and gas subsea infrastructure installation and surveys, and port and harbor security. For further information, please visit http://www.codaoctopusgroup.com or contact us at: cogi@codaoctopusgroup.com.

Forward Looking Statement

This press release contains forward-looking statements concerning Coda Octopus Group, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include, without limitation, statements regarding the Company’s expectations for the growth of the Company’s operations and revenue. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, customer demand for our products and market prices; the outcome of our ongoing research and development efforts relating to our products including our patented real time 3D solutions; our ability to develop the sales force required to achieve our development and other examples of forward looking statement set forth in our registration statement on Form 10 filed with the Securities and Exchange Commission on March 29, 2017. Coda Octopus Group, Inc. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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